Trust for Professional Managers

on behalf of the

Bristlecone Fund

DISTRIBUTION PLAN
(12b-1 and Shareholder Servicing Plan)

The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Trust for Professional Managers (the “Trust”), a Delaware Statutory trust, on behalf of the Bristlecone Fund (the “Fund”) and/or classes of the Fund, a series of the Trust.  The Plan has been approved by a majority of the Trust’s Board of Trustees (the “Board of Trustees”), including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Agreement (as defined below) (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan.

In approving the Plan, the Board of Trustees determined that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders.  Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

The provisions of the Plan are as follows:

1.           PAYMENTS BY THE FUND TO PROMOTE THE SALE OF FUND SHARES

The Trust, on behalf of the Fund, will pay Quasar Distributors, LLC (the “Distributor”), as principal distributor of the Fund’s shares, a 12b-1 distribution fee of 0.25% of the average daily net assets of the Fund in connection with the promotion and distribution of the Fund and the provision of personal services to shareholders, including, but not necessarily limited to, advertising, compensation to underwriters, dealers and selling personnel, the printing and mailing of prospectuses to other than current Fund shareholders, and the printing and mailing of sales literature.  The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the “Recipient”) who renders assistance in distributing or promoting the sale of shares, or who provides certain shareholder services, pursuant to a written agreement (the “Rule 12b-1 or Shareholder Servicing Agreement”), forms of which are attached hereto as Appendix A and Appendix B with respect to the Fund.  To the extent not so paid by the Distributor, such amounts may be retained by the Distributor.  Payment of these fees shall be made monthly promptly following the close of the month.

2.	RULE 12B-1 and SHAREHOLDER SERVICING AGREEMENTS

(a)  No Rule 12b-1 or Shareholder Servicing Agreement shall be entered into with respect to the Fund and no payments shall be made pursuant to any Rule 12b-1 or Shareholder Servicing Agreement, unless such Rule 12b-1 or Shareholder Servicing Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 or Shareholder Servicing Agreement.  The form of Rule 12b-1 and Shareholder Servicing Agreements relating to the Fund attached hereto as Appendix A and Appendix B, respectively, has been approved by the Board of Trustees as specified above.

(b)  Any Rule 12b-1 Agreement or Shareholder Servicing Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

(c)  No Rule 12b-1 or Shareholder Servicing Agreement may be entered into unless it provides (i) that it may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of the Fund, or by vote of a majority of the Disinterested Trustees, on not more than 60 days’ written notice to the other party to the Rule 12b-1 or Shareholder Servicing Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(d)  Any Rule 12b-1 or Shareholder Servicing Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 or Shareholder Servicing Agreement.

3.           QUARTERLY REPORTS

The Distributor shall provide to the Board of Trustees, and the Trustees shall review at least quarterly, a written report of all amounts expended pursuant to the Plan.  This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Trustees may reasonably request.

4.           EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan.  The Plan shall continue in effect with respect to the Fund for a period of one year from its effective date unless terminated pursuant to its terms.  Thereafter, the Plan shall continue with respect to the Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance.  The Plan may be terminated with respect to the Fund at any time, without penalty, on not more than sixty (60) days’ written notice by a majority vote of shareholders of the Fund, or by vote of a majority of the Disinterested Trustees, but the implementation of the Plan shall be deferred, and no payments or accruals shall be made thereunder, until the Board of Trustees, including the Disinterested Trustees, adopt a further resolution approving the implementation of the Plan.

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5.           SELECTION OF DISINTERESTED TRUSTEES

During the period in which the Plan is effective, the selection and nomination of those Trustees who are Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees.

6.           AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment.  In addition, the Plan may not be amended to increase materially the amount to be expended by the Fund hereunder without the approval by a majority vote of shareholders of the Fund.

7.           RECORDKEEPING

The Trust shall preserve copies of the Plan, any Rule 12b-1 or Shareholder Servicing Agreement and all reports made pursuant to Section 3 hereof for a period of not less than six years from the date of this Plan, any such Rule 12b-1 or Shareholder Servicing Agreement or such reports, as the case may be, the first two years in an easily accessible place.

Adopted by the Trust on October 24, 2007.

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Appendix A

Rule 12b-1 Related Agreement

Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, WI 53202

[Date]

[Name, Address of Recipient]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution Plan (the “Plan”) adopted by Trust for Professional Managers (the “Trust”), on behalf of the Bristlecone Fund, (the “Fund”), a series of the Trust, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Agreement”) have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each of the Fund’s shareholders.

1.           To the extent you provide distribution and marketing services in the promotion of the Fund’s shares and/or services to the Fund’s shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the USA Patriot Act of 2001 and any applicable rules of the National Association of Securities Dealers, Inc.

2.           You shall furnish us with such information as shall reasonably be requested either by the Trustees of the Fund or by us with respect to the services provided and the fees paid to you pursuant to this Rule 12b-1 Agreement.

3.           We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.           This Rule 12b-1 Agreement may be terminated by the vote of (a) a majority of shareholders, or (b) a majority of the Disinterested Trustees, on 60 days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Agreement will be terminated by any act which terminates the Plan or the distribution agreement between the Trust and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.           This Rule 12b-1 Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

Quasar Distributors, LLC

By:   ____________________________
James Schoenike, President

Accepted:

________________________________
(Dealer or Service Provider Name)

________________________________
(Street Address)

________________________________
(City)(State)(ZIP)

________________________________
(Telephone No.)

________________________________
(Facsimile No.)

________________________________
By:
(Name and Title)

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Schedule A
to the
Rule 12b-1 Related Agreement

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you a fee calculated as follows:

Fee of 0.25% of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

Appendix B

Shareholder Servicing Agreement

Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, WI 53202

[Date]

[Name, Address of Recipient]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution Plan (the “Plan”) adopted by Trust for Professional Managers (the “Trust”), on behalf of the Bristlecone Fund, (the “Fund”), a series of the Trust.  The Plan and this related agreement (the “Shareholder Servicing Agreement”) have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Shareholder Servicing Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each of the Fund’s shareholders.

1.           To the extent you provide distribution and marketing services in the promotion of the Fund’s shares and/or services to the Fund’s shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Shareholder Servicing Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, the USA Patriot Act of 2001 and any applicable rules of the National Association of Securities Dealers, Inc.

2.           You shall furnish us with such information as shall reasonably be requested either by the Trustees of the Fund or by us with respect to the services provided and the fees paid to you pursuant to this Shareholder Servicing Agreement.

3.           We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.           This Shareholder Servicing Agreement may be terminated by the vote of (a) a majority of shareholders, or (b) a majority of the Disinterested Trustees, on 60 days’ written notice, without payment of any penalty.  In addition, this Shareholder Servicing Agreement will be terminated by any act which terminates the Plan or the distribution agreement between the Trust and us and shall terminate immediately in the event of its assignment.  This Shareholder Servicing Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.           This Shareholder Servicing Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Shareholder Servicing Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

Quasar Distributors, LLC

By:
James Schoenike, President

Accepted:

________________________________
(Dealer or Service Provider Name)

________________________________
(Street Address)

________________________________
(City)(State)(ZIP)

________________________________
(Telephone No.)

________________________________
(Facsimile No.)

________________________________
By:
(Name and Title)

Schedule A
to the
Shareholder Servicing Agreement

For all services rendered pursuant to the Shareholder Servicing Agreement, we shall pay you a fee calculated as follows:

Fee of no more than 0.25% of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.